Exhibit 99.1

Lawson Software Reports Third Quarter 2010 Financial Results

  License fees revenue increased 28 percent
  GAAP EPS of $0.01; non-GAAP EPS of $0.11
  Healthvision acquisition completed during the quarter
  Company expects Q4 2010 GAAP EPS of $0.04 - $0.06; Non-GAAP EPS of $0.10 - $0.12

ST. PAUL, Minn.--(BUSINESS WIRE)--April 7, 2010--Lawson Software, Inc. (Nasdaq: LWSN) today reported financial results for its third quarter of fiscal year 2010, which ended Feb. 28, 2010. Total revenues were $186.2 million with GAAP net income of $1.8 million, or diluted earnings per share (EPS) of $0.01. These results compare to third quarter of fiscal year 2009 revenues of $173.8 million with GAAP net income of $6.2 million, or EPS of $0.04. Revenue increased 7 percent; however it was offset by increased amortization expense due to the Healthvision acquisition and increased operating expenses primarily related to employee costs which resulted in a decline in GAAP net income from the prior year. Healthvision’s operations contributed $4.8 million in revenue and negatively impacted GAAP net income by $1.5 million or $0.01 per diluted share.

Non-GAAP net income for the third quarter increased 8 percent to $17.8 million, or $0.11 per diluted share, compared to $16.4 million, or $0.10 per diluted share in the third quarter of fiscal year 2009. Healthvision’s operations contributed $7.3 million in revenue, $1.4 million to non-GAAP net income, or $0.01 per diluted share. Third quarter non-GAAP net income and EPS includes $2.5 million of revenues impacted by purchase accounting adjustments and excludes $17.7 million of amortization expense, non-cash stock-based compensation, non-cash interest expense, integration expense and restructuring. Non-GAAP net income and EPS include a provision for income taxes based upon an estimated rate of 37 percent, which is applied consistently throughout the year.

“We are pleased with our third quarter results, which continue the positive trend in our business performance,” said Harry Debes, president and chief executive officer. “Driven by sales in our strategic growth markets, license revenues grew 28 percent or 25 percent excluding the impact of the Healthvision acquisition. Since closing the acquisition of Healthvision in January, integration efforts are well underway and initial results are meeting all of our expectations. In addition, we recently announced new Lawson Cloud Services offerings available on the Amazon Elastic Compute Cloud infrastructure. This is full-function ERP on Amazon that presents a compelling value proposition and lower-cost deployment option to our customers."

The company’s results were impacted by a decline in the value of the U.S. dollar relative to the value of foreign currencies as compared to the prior year period. The company estimates currency fluctuations had a negative $0.01 impact on both GAAP and non-GAAP EPS.

Implementation of Accounting Guidance on Convertible Debt Securities (formerly FSP APB 14-1)

Third quarter of fiscal 2010 GAAP net income includes $2.1 million of incremental non-cash interest expense resulting from the implementation of an accounting standard related to the company’s convertible notes. This non-cash interest expense is excluded from the company’s non-GAAP results. Results for fiscal 2009 have been adjusted to reflect the retroactive implementation of this accounting standard. Third quarter of fiscal 2009 GAAP net income includes $2 million of incremental non-cash interest expense.

Financial Guidance

For the fourth quarter of fiscal 2010, which ends May 31, 2010, the company estimates total revenues in the range of $194 million to $198 million. Non-GAAP total revenues are expected to be in the range of $196 million to $200 million, including approximately $2 million of revenues impacted by purchase accounting adjustments. The company anticipates GAAP EPS will be in the range of $0.04 to $0.06. Non-GAAP EPS is forecasted to be in the range of $0.10 to $0.12, excluding approximately $10 million of pre-tax adjustments for amortization expense, non-cash stock-based compensation expense, non-cash interest expense and a one-time gain related to the modification of a defined benefit pension plan. The non-GAAP effective tax rate for the fourth quarter is estimated at 37 percent. Guidance for the fourth fiscal quarter is based on foreign exchange rates as of the end of March.

Conference Call, Webcast and Key Metrics

The company will host a conference call and webcast to discuss its third quarter results and future outlook at 5 p.m. EDT (4 p.m. CDT) April 7, 2010. Interested parties may also listen to the call by dialing 1-888-282-9577 (or 1-517-308-9011) and using the passcode "LWSN." Interested parties should access the webcast at www.lawson.com/investor or dial into the conference call approximately 10-15 minutes before the scheduled start time.

A replay will be available approximately one hour after the webcast and conference call concludes and will remain available for one week. To access the replay, dial 1-800-216-4418 or 1-402-220-3864 for international callers. The webcast will also remain on www.lawson.com/investor for approximately one week. Additional key business metrics are also available at the Lawson Investor Relations web page.

About Lawson Software

Lawson Software provides software and service solutions to 4,500 customers in equipment service management and rental, fashion, food & beverage, healthcare, manufacturing & distribution, public sector (United States), service industries, and strategic human capital management across 40 countries. Lawson Software is a global provider of enterprise software, services and support to customers primarily in three sectors: services, trade and manufacturing/distribution. Lawson’s solutions include Enterprise Performance Management, Human Capital Management, Supply Chain Management, Enterprise Resource Planning, Customer Relationship Management, Manufacturing Resource Planning, Enterprise Asset Management and industry-tailored applications. Lawson solutions assist customers in simplifying their businesses or organizations by helping them streamline processes, reduce costs and enhance business or operational performance. Lawson is headquartered in St. Paul, Minn., and has offices around the world. Visit Lawson online at www.lawson.com. For Lawson’s listing on the Third North exchange in Sweden, Remium AB is acting as the Certified Adviser.

Forward-Looking Statements

This press release contains forward-looking statements that contain risks and uncertainties. These forward-looking statements contain statements of intent, belief or current expectations of Lawson Software and its management. Such forward-looking statements are not guarantees of future results and involve risks and uncertainties that may cause actual results to differ materially from the potential results discussed in the forward-looking statements. The company is not obligated to update forward-looking statements based on circumstances or events that occur in the future. Risks and uncertainties that may cause such differences include but are not limited to: uncertainties in uncertainties in the software industry; uncertainties as to when and whether the conditions for the recognition of deferred revenue will be satisfied; increased competition; general economic conditions; the impact of foreign currency exchange rate fluctuations; continuation of the global recession and credit crisis; Lawson’s ability to integrate the Healthvision acquisition successfully; global military conflicts; terrorist attacks; pandemics, and any future events in response to these developments; changes in conditions in the company's targeted industries and other risk factors listed in the company's most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K filed with the Securities and Exchange Commission. Lawson assumes no obligation to update any forward-looking information contained in this press release.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Lawson Software reports non-GAAP financial results including non-GAAP net income (loss) and non-GAAP net income (loss) per share. We believe that these non-GAAP measures provide meaningful insight into our operating performance and an alternative perspective of our results of operations. Our primary non-GAAP adjustments are described in detail below. We use these non-GAAP measures to assess our operating performance, to develop budgets, to serve as a measurement for incentive compensation awards and to manage expenditures. Presentation of these non-GAAP measures allows investors to review our results of operations from the same perspective as management and our Board of Directors. Lawson has historically reported similar non-GAAP financial measures to provide investors an enhanced understanding of our operations, facilitate investors’ analysis and comparisons of our current and past results of operations and provide insight into the prospects of our future performance. We also believe that the non-GAAP measures are useful to investors because they provide supplemental information that research analysts frequently use to analyze software companies including those that have recently made significant acquisitions.

The method we use to produce non-GAAP results is not in accordance with GAAP and may differ from the methods used by other companies. These non-GAAP results should not be regarded as a substitute for corresponding GAAP measures but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. As such, these non-GAAP measures should be viewed in conjunction with both our financial statements prepared in accordance with GAAP and the reconciliation of the supplemental non-GAAP financial measures to the comparable GAAP results provided for each period presented, which are attached to this release.

Our primary non-GAAP reconciling items are as follows:

Purchase accounting impact on revenue - Lawson's non-GAAP financial results include pro forma adjustments for deferred maintenance and consulting revenues that we would have recognized under GAAP but for the related purchase accounting. The deferred revenue for maintenance and consulting on the acquired entity’s balance sheet, at the time of the acquisition, was eliminated from GAAP results as part of the purchase accounting for the acquisition. As a result, our GAAP results do not, in management’s view, reflect all of our maintenance and consulting activity. We believe the inclusion of the pro forma revenue adjustment provides investors a helpful alternative view of Lawson’s maintenance and consulting operations.

Amortization of purchased maintenance contracts – We have excluded amortization of purchased maintenance contracts from our non-GAAP results. The purchase price related to these contracts is being amortized based upon the proportion of future cash flows estimated to be generated each period over the estimated useful lives of the contracts. We believe that the exclusion of the amortization expense related to the purchased maintenance contracts provides investors an enhanced understanding of our results of operations.

Stock-based compensation - Expense related to stock-based compensation has been excluded from our non-GAAP results of operations. These charges consist of the estimated fair value of share-based awards including stock option, restricted stock, restricted stock units and share purchases under our employee stock purchase plan. While the charges for stock-based compensation are of a recurring nature, as we grant stock-based awards to attract and retain quality employees and as an incentive to help achieve financial and other corporate goals, we exclude them from our results of operation in assessing our operating performance. These charges are typically non-cash and are often the result of complex calculations using an option pricing model that estimates stock-based awards’ fair value based on factors such as volatility and risk-free interest rates that are beyond our control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include such charges in our operating plans. In addition, we believe the exclusion of these charges facilitates comparisons of our operating results with those of our competitors who may have different policies regarding the use of stock-based awards.

Transaction and integration expenses – We have incurred various transaction and integration related expenses as part of our acquisitions. These transaction costs and costs of integrating the operations of acquired businesses and Lawson are incremental to our historical costs and were charged to GAAP results of operations in the periods incurred. We do not consider these costs in our assessment of our operating performance. While these costs are not recurring with respect to our past acquisitions, we may incur similar costs in the future if we pursue other acquisitions. We believe that the exclusion of the non-recurring acquisition related transaction and integration costs provide investors an appropriate alternative view of our results of operations and facilitates comparisons of our results period-over-period.

Pre-merger claims reserve adjustment – We have excluded the adjustment to our pre-merger claims reserve from our non-GAAP results. As part of the purchase accounting relating to the Intentia transaction, we established a reserve for Intentia customer claims and disputes that arose before the acquisition which were originally recorded to goodwill. As we are outside the period in which adjustments to such purchase accounting is allowed, adjustments to the reserve are recorded in our general and administrative expenses under GAAP. We do not consider the adjustments to this reserve established under purchase accounting in our assessment of our operating performance. Further, since the original reserve was established in purchase accounting, the original charge was not reflected in our operating statement. We believe that the exclusion of the pre-merger claims reserve adjustment provides investors an appropriate alternative view of our results of operations and facilitates comparisons of our results period-over-period.

Restructuring - We have recorded various restructuring charges related to actions taken to reduce our cost structure to enhance operating effectiveness and improve profitability and to eliminate certain redundancies in connection with acquisitions. These restructuring activities impacted different functional areas of our operations in different locations and were undertaken to meet specific business objectives in light of the facts and circumstances at the time of each restructuring event. These charges include costs related to severance and other termination benefits as well as costs to exit leased facilities. These restructuring charges are excluded from management’s assessment of our operating performance. We believe that the exclusion of the non-recurring restructuring charges provide investors an enhanced view of the cost structure of our operations and facilitates comparisons with the results of other periods that may not reflect such charges or may reflect different levels of such charges.

Amortization – We have excluded amortization of acquisition-related intangible assets including purchased technology, client lists, customer relationships, trademarks, order backlog and non-compete agreements from our non-GAAP results. The fair value of the intangible assets, which was allocated to these assets through purchase accounting, is amortized using accelerated or straight-line methods which approximate the proportion of future cash flows estimated to be generated each period over the estimated useful lives of the applicable assets. While these non-cash amortization charges are recurring in nature and the underlying assets benefit our operations, this amortization expense can fluctuate significantly based on the nature, timing and size of our past acquisitions and may be affected by any future acquisitions. This makes comparisons of our current and historic operating performance difficult. Therefore, we exclude such accounting expenses when analyzing the results of all our operations including those of acquired entities. We believe that the exclusion of the amortization expense of acquisition-related intangible assets provides investors useful information facilitating comparison of our results period-over-period and with other companies in the software industry as they each have their own acquisition histories and related adjustments.

Incremental non-cash interest related to convertible debt - We have excluded the incremental non-cash interest expense related to our $240.0 million in 2.5% senior convertible notes that we are required to recognize under accounting guidance for convertible debt securities from our non-GAAP results of operations for all periods presented, including a retrospective restatement of GAAP results upon our adoption of accounting guidance for convertible debt securities on June 1, 2009. This accounting guidance requires us to recognize significant additional non-cash interest expense based on the market rate for similar debt instruments that do not contain a comparable conversion feature. We have allocated a portion of the proceeds from the issuance of the senior notes to the embedded conversion feature resulting in a discount on our senior notes. The debt discount is being amortized as additional non-cash interest expense over the term of the notes using the effective interest method. These non-cash interest charges are not included in our operating plans and are not included in management’s assessment of our operating performance. We believe that the exclusion of the non-cash interest charges provides a useful alternative for investors to evaluate the cost structure of our operations in a manner consistent with our internal evaluation of our cost structure.

LAWSON SOFTWARE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in USD thousands, except per share data)
(unaudited)
	Three Months Ended		% Increase (Decrease) as reported	% Increase (Decrease) at constant currency
	Feb. 28, 2010	Feb. 28, 2009 (1) (as adjusted)
Revenues:
License fees	$31,873	$24,881	28%	23%
Maintenance	89,080	85,806	4%	2%
Software revenues	120,953	110,687	9%	7%
Consulting	65,267	63,161	3%	(3%)
Total revenues	186,220	173,848	7%	3%

Cost of revenues:
Cost of license fees	6,595	4,872	35%	26%
Cost of maintenance	17,352	14,810	17%	11%
Cost of software revenues	23,947	19,682	22%	15%
Cost of consulting	59,249	62,871	(6%)	(12%)
Total cost of revenues	83,196	82,553	1%	(6%)
Gross profit	103,024	91,295	13%	11%

Operating expenses:
Research and development	22,760	18,209	25%	19%
Sales and marketing	42,919	34,203	25%	19%
General and administrative	21,224	18,542	14%	11%
Restructuring	1,154	3,534	(67%)	(69%)
Amortization of acquired intangibles	2,699	1,890	43%	32%
Total operating expenses	90,756	76,378	19%	13%
Operating income	12,268	14,917	(18%)	(2%)

Other income (expense), net:
Interest income	128	801	(84%)	(85%)
Interest expense	(4,514)	(3,852)	17%	16%
Other income (expense), net	165	318	NA	NA
Total other income (expense), net	(4,221)	(2,733)	NA	NA

Income before income taxes	8,047	12,184	(34%)	(20%)
Provision for income taxes	6,224	5,967	4%	3%
Net income	$1,823	$6,217	(71%)	(55%)
Net income per share:
Basic	$0.01	$0.04
Diluted	$0.01	$0.04

Weighted average common shares outstanding:
Basic	161,412	162,675	(1%)
Diluted	165,367	164,648	0%

We disclose the percent change in the results from one period to another using constant currency to adjust year-over-year measurements for impacts due to currency fluctuations. Constant currency changes should be considered in addition to, and not as a substitute for changes in revenues, expenses, income, or other measures of financial performance prepared in accordance with US GAAP. We calculate constant currency changes by converting entities’ financial results for the prior year period that are reported in currencies other than the United States dollar at the exchange rate in effect for the current period rather than the previous period.

(1) Adjusted to reflect adoption of accounting guidance for convertible debt securities.

LAWSON SOFTWARE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in USD thousands, except per share data)
(unaudited)
	Nine Months Ended		% Increase (Decrease) as reported	% Increase (Decrease) at constant currency
	Feb.28, 2010	Feb. 28, 2009 (1) (as adjusted)
Revenues:
License fees	$86,179	$76,067	13%	11%
Maintenance	259,662	264,998	(2%)	0%
Software revenues	345,841	341,065	1%	2%
Consulting	193,793	230,056	(16%)	(17%)
Total revenues	539,634	571,121	(6%)	(5%)

Cost of revenues:
Cost of license fees	16,929	16,852	0%	(4%)
Cost of maintenance	49,833	49,057	2%	1%
Cost of software revenues	66,762	65,909	1%	0%
Cost of consulting	171,027	209,028	(18%)	(19%)
Total cost of revenues	237,789	274,937	(14%)	(14%)
Gross profit	301,845	296,184	2%	3%

Operating expenses:
Research and development	65,651	62,669	5%	5%
Sales and marketing	118,796	123,680	(4%)	(4%)
General and administrative	60,071	59,996	0%	1%
Restructuring	5,905	11,020	(46%)	(52%)
Amortization of acquired intangibles	6,524	6,875	(5%)	(6%)
Total operating expenses	256,947	264,240	(3%)	(3%)
Operating income	44,898	31,944	41%	60%

Other income (expense), net:
Interest income	691	5,836	(88%)	(88%)
Interest expense	(13,558)	(11,752)	15%	15%
Other income (expense), net	5	591	NA	NA
Total other income (expense), net	(12,862)	(5,325)	NA	NA

Income before income taxes	32,036	26,619	20%	36%
Provision for income taxes	21,482	21,066	2%	2%
Net income	$10,554	$5,553	90%	316%
Net income per share:
Basic	$0.07	$0.03
Diluted	$0.06	$0.03
Weighted average common shares outstanding:
Basic	161,308	164,508	(2%)
Diluted	164,901	166,958	(1%)

We disclose the percent change in the results from one period to another using constant currency to adjust year-over-year measurements for impacts due to currency fluctuations. Constant currency changes should be considered in addition to, and not as a substitute for changes in revenues, expenses, income, or other measures of financial performance prepared in accordance with US GAAP. We calculate constant currency changes by converting entities’ financial results for the prior year period that are reported in currencies other than the United States dollar at the exchange rate in effect for the current period rather than the previous period.

(1) Adjusted to reflect adoption of accounting guidance for convertible debt securities.

LAWSON SOFTWARE, INC.
CONSOLIDATED BALANCE SHEETS
(in USD thousands)
(unaudited)
	Feb. 28, 2010	May 31, 2009 (1)
		(as adjusted)
ASSETS

Current assets:
Cash and cash equivalents	$226,346	$414,815
Restricted cash – current	1,043	9,208
Trade accounts receivable, net	132,905	152,666
Income taxes receivable	198	4,242
Deferred income taxes – current	23,776	18,909
Prepaid expenses and other current assets	38,806	52,255
Total current assets	423,074	652,095

Restricted cash - non-current	10,011	1,786
Property and equipment, net	56,355	55,641
Goodwill	558,130	470,274
Other intangibles assets, net	169,098	91,701
Deferred income taxes - non-current	44,922	39,835
Other assets	13,947	13,149

Total assets	$1,275,537	$1,324,481

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Long-term debt – current	$2,537	$4,591
Accounts payable	2,163	14,018
Accrued compensation and benefits	69,146	73,976
Income taxes payable	3,013	4,512
Deferred income taxes – current	14,381	5,652
Deferred revenue – current	199,024	279,041
Other current liabilities	45,692	56,308
Total current liabilities	335,956	438,098

Long-term debt – non-current	222,333	217,333
Deferred income taxes - non-current	43,700	16,827
Deferred revenue – non-current	9,436	13,482
Other long-term liabilities	15,268	14,781

Total liabilities	626,693	700,521

Stockholders’ equity:
Common stock	2,024	2,018
Additional paid-in capital	882,531	870,722
Treasury stock, at cost	(327,684)	(324,651)
Retained earnings	51,272	40,718
Accumulated other comprehensive income	40,701	35,153
Total stockholders’ equity	648,844	623,960
Total liabilities and stockholders’ equity	$1,275,537	$1,324,481
(1) Adjusted to reflect adoption of accounting guidance for convertible debt securities.

LAWSON SOFTWARE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in USD thousands)
(unaudited)
	Three Months Ended		Nine Months Ended
	Feb. 28, 2010	Feb. 28, 2009(1)	Feb. 28, 2010	Feb. 28, 2009(1)
		(as adjusted)		(as adjusted)
Cash flows from operating activities:
Net income (loss)	$1,823	$6,217	$10,554	$5,553
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,553	9,499	33,331	29,269
Amortization of debt issuance costs	260	255	780	766
Amortization of debt discount	2,122	1,987	6,365	5,961
Deferred income taxes	994	1,479	5,885	3,617
Provision for doubtful accounts	366	1,010	833	1,078
Warranty provision	1,191	1,524	3,544	4,704
Net (loss) gain on disposal of assets	(3)	-	7	-
Excess tax benefits from stock transactions	(191)	(81)	(494)	(448)
Stock-based compensation expense	6,258	2,027	13,258	6,761
Amortization of discounts and premiums on marketable securities	-	(9)	-	6
Changes in operating assets and liabilities:
Trade accounts receivable	(38)	(7,111)	34,329	31,796
Prepaid expenses and other assets	15,255	(5,376)	16,982	(2,283)
Accounts payable	(5,402)	562	(13,748)	(10,893)
Accrued expenses and other liabilities	2,221	182	(27,741)	(7,898)
Income taxes payable/receivable	(1,209)	2,326	3,647	(2,800)
Deferred revenue	7,514	1,366	(95,963)	(107,213)
Net cash provided by (used in) operating activities	43,714	15,857	(8,431)	(42,024)

Cash flows from investing activities:
Cash paid in conjunction with acquisitions, net of cash acquired	(160,000)	-	(160,000)	-
Change in restricted cash	(785)	730	27	(8,677)
Proceeds from maturities and sales of marketable securities and investments	4	(13)	4	50,664
Purchases of property and equipment	(5,368)	(4,461)	(13,949)	(20,530)
Net cash (used in) provided by investing activities	(166,149)	(3,744)	(173,918)	21,457

Cash flows from financing activities:
Principal payments on long-term debt	(340)	(313)	(1,231)	(1,223)
Payments on capital lease obligations	(739)	(270)	(2,044)	(887)
Cash proceeds from exercise of stock options	544	410	2,021	1,957
Excess tax benefit from stock transactions	191	81	494	448
Cash proceeds from employee stock purchase plan	573	629	1,697	2,157
Repurchase of common stock	(6,139)	-	(7,423)	(90,966)
Net cash (used in) provided by financing activities	(5,910)	537	(6,486)	(88,514)
Effect of exchange rate changes on cash and cash equivalents	(5,772)	(4,940)	366	(17,802)

Net (decrease) increase in cash and cash equivalents	(134,117)	7,710	(188,469)	(126,883)
Cash and cash equivalents at beginning of period	360,463	300,528	414,815	435,121
Cash and cash equivalents at end of period	$226,346	$308,238	$226,346	$308,238
(1) Adjusted to reflect adoption of accounting guidance for convertible debt securities.

LAWSON SOFTWARE, INC.
RECONCILIATION OF CONSOLIDATED GAAP NET INCOME TO CONSOLIDATED NON-GAAP NET INCOME
(in USD thousands)
			Three Months Ended		Nine Months Ended
			Feb. 28, 2010	Feb. 28, 2009(1)	Feb. 28, 2010	Feb.28, 2009(1)
				(as adjusted)		(as adjusted)
Net income, as reported			$1,823	$6,217	$10,554	$5,553
Purchase accounting impact on revenue	(2)		2,479	58	2,479	474
Purchase accounting impact on consulting costs			-	39	-	105
Amortization of purchased maintenance contracts			473	631	1,570	2,015
Stock-based compensation			6,258	2,026	13,255	6,761
Pre-merger claims reserve adjustment			-	(79)	(661)	(3,887)
Integration expenses			1,153	-	1,153	-
Restructuring			1,154	3,534	5,905	11,020
Amortization of intangible assets			6,582	4,918	15,409	15,228
Amortization of debt discount			2,122	1,987	6,365	5,961
Tax provision	(5)		(4,235)	(2,887)	(7,197)	(1,438)
Non-GAAP net income			$17,809	$16,444	$48,832	$41,792
.
RECONCILIATION OF CONSOLIDATED GAAP TO CONSOLIDATED NON-GAAP PER SHARE EFFECT
			Three Months Ended		Nine Months Ended
			Feb. 28, 2010	Feb. 28, 2009(1)	Feb. 28, 2010	Feb.28, 2009(1)
				(as adjusted)		(as adjusted)
Net income, as reported	(3)		$0.01	$0.04	$0.06	$0.03
Purchase accounting impact on revenue	(2)		0.01	0.00	0.02	0.00
Purchase accounting impact on consulting costs			-	0.00	-	0.00
Amortization of purchased maintenance contracts			0.00	0.00	0.01	0.01
Stock-based compensation			0.04	0.01	0.08	0.04
Pre-merger claims reserve adjustment			-	(0.00)	(0.00)	(0.02)
Restructuring			0.01	-	0.01	-
Integration expenses			0.01	0.02	0.04	0.07
Amortization of intangible assets			0.04	0.03	0.09	0.09
Amortization of debt discount			0.01	0.01	0.04	0.04
Tax provision	(5)		(0.03)	(0.02)	(0.04)	(0.01)
Non-GAAP net income per share	(3	) (4)	$0.11	$0.10	$0.30	$0.25
Weighted average shares – basic			161,412	162,675	161,308	164,508
Weighted average shares – diluted			165,367	164,648	164,901	168,114

SUMMARY OF NON-GAAP ITEMS (in USD thousands)
			Three Months Ended		Nine Months Ended
			Feb. 28, 2010	Feb. 28, 2009(1)	Feb. 28, 2010	Feb. 28, 2009(1)
				(as adjusted)		(as adjusted)
Purchase accounting impact on revenue	(2)		$2,479	$58	$2,479	$474
Purchase accounting impact on consulting costs			-	39	-	105
Amortization of purchased maintenance contracts			473	631	1,570	2,015
Stock-based compensation			6,258	2,026	13,255	6,761
Pre-merger claims reserve adjustment			-	(79)	(661)	(3,887)
Integration expenses			1,153	-	1,153	-
Restructuring			1,154	3,534	5,905	11,020
Amortization of intangible assets			6,582	4,918	15,409	15,228
Amortization of debt discount			2,122	1,987	6,365	5,961
subtotal pre-tax adjustments			20,221	13,114	45,475	37,677
Tax provision	(5)		(4,235)	(2,887)	(7,197)	(1,438)
Impact on net income			$15,986	$10,227	$38,278	$36,239

(1) Adjusted to reflect adoption of accounting guidance for convertible debt securities.

(2) The purchase accounting impact on revenues for the three months ended February 28, 2010 and February 28, 2009, $2,479,000 and $58,000, and for the nine months ended February 28, 2010 and February 28, 2009 $2,479,000 and $474,000 respectively.

(3) For calculation of EPS, basic weighted average shares are used with a net loss and diluted weighted average shares are used with net income.

(4) Net income per share columns may not total due to rounding.

(5) The non-GAAP provision is calculated excluding the non-GAAP adjustments on a jurisdictional basis.

LAWSON SOFTWARE, INC.
SUPPLEMENTAL NON-GAAP MEASURES
INCREASE (DECREASE) IN GAAP AMOUNTS REPORTED
(in USD thousands)
(unaudited)
		Three Months Ended		Nine Months Ended
		Feb.28, 2010	Feb. 28, 2009(1)	Feb. 28, 2010	Feb. 28, 2009(1)
			(as adjusted)		(as adjusted)
Revenue items
Purchase accounting impact on maintenance		1,969	-	1,969	-
Purchase accounting impact on services		$510	$58	$510	$474
Total revenue items		2,479	58	2,479	474

Cost of license items
Amortization of acquired software		(3,883)	(3,028)	(8,885)	(8,354)
Total cost of license items		(3,883)	(3,028)	(8,885)	(8,354)

Cost of maintenance items
Amortization of purchased maintenance contracts		(473)	(631)	(1,570)	(2,015)
Stock-based compensation		(327)	(80)	(861)	(197)
Total cost of maintenance items		(800)	(711)	(2,431)	(2,212)

Cost of consulting items
Purchased accounting impact on consulting costs		-	(39)	-	(105)
Amortization of intangible assets		-	-	-	1
Stock-based compensation		(1,649)	(290)	(2,914)	(465)
Total cost of consulting items		(1,649)	(329)	(2,914)	(569)

Research and development items
Stock-based compensation		(448)	(162)	(628)	(460)
Total research and development items		(448)	(162)	(628)	(460)

Sales and marketing items
Stock-based compensation		(2,947)	(453)	(5,797)	(1,453)
Total sales and marketing items		(2,947)	(453)	(5,797)	(1,453)

General and administrative items
Integration expenses		(1,153)	-	(1,153)	-
Pre-merger claims reserve adjustment		-	79	661	3,887
Stock-based compensation		(887)	(1,041)	(3,055)	(4,186)
Total general and administrative items		(2,040)	(962)	(3,547)	(299)

Restructuring		(1,154)	(3,534)	(5,905)	(11,020)

Amortization of acquired intangibles		(2,699)	(1,890)	(6,524)	(6,875)

Amortization of debt discount		(2,122)	(1,987)	(6,365)	(5,961)

Tax provision	(2)	4,235	2,887	7,197	1,438

Total adjustments		$15,986	$10,227	$38,278	$36,239

(1) Adjusted to reflect adoption of accounting guidance for convertible debt securities.

(2) At the beginning of the fiscal year, the company computed an estimated annual global effective non-GAAP tax rate of 37%. The non-GAAP tax rate is calculated excluding non-GAAP adjustments on a jurisdictional basis. This estimated 37% tax rate will be utilized each quarter throughout fiscal year 2010.

CONTACT:
Lawson Software
Joe Thornton
Media
+1-651-767-6154
joe.thornton@us.lawson.com
or
Barbara Doyle
Investors and Analysts
+1-651-767-4385
investor@lawson.com